                                                               EXHIBIT 9(c)(iii)


                  AMENDMENT NO. 2 TO ADMINISTRATION AGREEMENT

         This Amendment, dated the 31st day of July 1991, is entered into between MARKET STREET FUND, INC. (the "Fund"), a Maryland corporation, and PROVIDENT FINANCIAL PROCESSING CORPORATION ("PFPC"), a Delaware corporation which is an indirect wholly-owned subsidiary of PNC Financial Corp.

         WHEREAS, the Fund and PFPC have entered into an Administration Agreement dated as of December 12, 1985, and amended on September 9, 1988 (the "Administration Agreement"), pursuant to which the Fund appointed PFPC to act as administrator for its investment portfolios; and

         WHEREAS, the Fund's Board of Directors has approved the Amendment; and

         WHEREAS, the Fund has established additional Portfolios, Aggressive Growth Portfolio and International Equity Portfolio, with respect to which it wants to retain PFPC to act as administrator under the Administration Agreement; and

         WHEREAS, PFPC has notified the Fund that it wants to serve as administrator for the Aggressive Growth Portfolio and the International Equity Portfolio;

         NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Appointment. The Fund hereby appoints PFPC to act as administrator to the Fund for the Aggressive Growth Portfolio and the International Equity Portfolio for the period and on the terms set forth in the Administration Agreement. PFPC hereby accepts such appointment and agrees to render the services set forth in the Administration Agreement, for the compensation as agreed to between the Fund and PFPC from time to time.

         2. Capitalized Terms. From and after the date hereof, the following terms as used in the Administration Agreement shall be deemed to include also the meaning specified herein: "Portfolio(s)" shall be deemed to include the Aggressive Growth Portfolio and the International Equity Portfolio shares.

         3. Miscellaneous. Except to the extent amended and supplemented hereby, the Administration Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended and supplemented hereby.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.

                          MARKET STREET FUND, INC.

                 (SEAL)   By: [sig]
                             ---------------------------------
                              Title:  TREASURER

                          PROVIDENT FINANCIAL
                          PROCESSING CORPORATION

                 (SEAL)   By: [sig]
                             ---------------------------------
                              Title:  Vice President